Exhibit 4.78

(English Translation)

Proxy Agreement

This Proxy Agreement (this “Agreement”) is entered into as of August 26, 2011 between the following three parties in Beijing, PRC.

Party A: Robin Yanhong Li, a PRC citizen, with the ID number

Party B: Zhan Wang, a PRC citizen, with the ID number

Party C: Baidu Online Network Technology (Beijing) Co., Ltd., a foreign-owned limited liability company incorporated and validly existing under the laws of the PRC (“Baidu Online”)

WHEREAS

1.	Baidu Netcom Science Technology Co., Ltd. (“Baidu Netcom”) was incorporated on June 5, 2011. Robin Yanhong Li and Zhan Wang hold 99.5% and 0.5% of the shares in Baidu Netcom, respectively.

2.	Robin Yanhong Li is willing to entrust the person designated by Baidu Online with full authority to exercise its shareholder’s voting right at Baidu Netcom’s shareholders’ meetings.

3.	Zhan Wang is willing to entrust the person designated by Baidu Online with full authority to exercise its shareholder’s voting right at Baidu Netcom’s shareholders’ meetings.

NOW THEREFORE, the parties agree as follows:

1.	Robin Yanhong Li hereby agrees to irrevocably entrust the person designated by Baidu Online to exercise on his behalf of all shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of Baidu Netcom in accordance with PRC law and Baidu Netcom’s articles of association, including, but not limited to, with respect to the sale or transfer of all or part of his equity interests in Baidu Netcom and the appointment and election of the executive directors and chairman of Baidu Netcom.

2.	Baidu Online agrees to designate a person to accept the entrustment by Robin Yanhong Li pursuant to Article 1 of this Agreement, and such person shall represent Robin Yanhong Li in the exercise of his shareholders’ voting rights and other shareholders’ rights pursuant to this Agreement.

3.	Zhan Wang hereby agrees to irrevocably entrust the person designated by Baidu Online to exercise on his behalf of all shareholder’s voting rights and other shareholder’s rights at the shareholders’ meeting of Baidu Netcom in accordance with PRC law and Baidu Netcom’s articles of association, including, but not limited to, with respect to the sale or transfer of all or part of his equity interests in Baidu Netcom and the appointment and election of the executive directors and chairman of Baidu Netcom.

4.	Baidu Online agrees to designate a person to accept the entrustment by Zhan Wang pursuant to Article 3 of this Agreement, and such person shall represent Zhan Wang in the exercise of his shareholder’s voting rights and other shareholder’s rights pursuant to this Agreement.

5.	Robin Yanhong Li and Zhan Wang hereby acknowledge that, regardless how their equity interests in Baidu Netcom will change, they shall entrust the person designated by Baidu Online with all of their shareholders’ voting rights and other shareholders’ rights. If Robin Yanhong Li or Zhan Wang transfers his equity interests in Baidu Netcom to Baidu Online, parent company of Baidu Online, Baidu, Inc. or persons or any persons out of the entities designated by Baidu Online (the “transferee”), he should ensure that the transferee shall sign an agreement with identical contents with this Agreement beside any equity transfer document, which in the purpose of entrust the person designated by Baidu Online to exercise on his behalf of all shareholders’ voting rights and other shareholders’ rights.

6.	Robin Yanhong Li and Zhan Wang hereby acknowledge that, if one of them ceases to be a shareholder of Baidu Netcom, the other person shall continue to perform this Agreement.

7.	Robin Yanhong Li and Zhan Wang hereby acknowledge that, if Baidu Online withdraws the appointment of the relevant person to whom they have entrusted their shareholders’ voting rights and other shareholders’ rights, they will withdraw their authorization for this person and authorize other persons designated by Baidu Online to exercise their shareholders’ voting rights and other shareholders’ rights at the shareholders’ meeting of Baidu Netcom.

[No text on the signature page]

Robin Yanhong Li

Signature: /s/ Robin Yanhong Li

Zhan Wang

Signature: /s/ Zhan Wang

Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized Representative:
Signature:	/s/ Haoyu Shen
Seal: (Seal) Baidu Online Network Technology (Beijing) Co., Ltd.

This Agreement is agreed and accepted by:

Agreed and accepted by:

Baidu Netcom Science Technology Co., Ltd.

Authorized Representative:
Signature:	/s/Authorized Representative
Seal: (Seal) Baidu Netcom Science Technology Co., Ltd.

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